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                                                                   Exhibit 23.7


                                     CONSENT

         The undersigned hereby consents to being named a nominee to become a member of the board of directors of Insight Communications Company, Inc. ("Insight") upon the completion of Insight's public offering in Insight's Registration Statement on Form S-1 (File No.: 333-78293).


                                            /s/ James S. Marcus
                                            ---------------------------
                                            Name:   James S. Marcus

Dated: July 12, 1999